EXHIBIT 10.1

MEMBERSHIP WITHDRAWAL AGREEMENT

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

and

NORTHWEST RURAL PUBLIC POWER DISTRICT

MEMBERSHIP WITHDRAWAL AGREEMENT
26-TSGT-0024

This Membership Withdrawal Agreement (this “Contract”) is dated as of ______, 2026 (the “Agreement Date”), by and between TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a Colorado cooperative corporation (“Tri-State”) and NORTHWEST RURAL PUBLIC POWER DISTRICT, a Nebraska public power district (“NRPPD”). Tri-State and NRPPD are each sometimes hereinafter individually called a “Party” and collectively called the “Parties.”
WHEREAS, Tri-State is an electric generation and transmission cooperative engaged in generating, purchasing, and transmitting electric power and energy to its members in the states of Colorado, Nebraska, New Mexico, and Wyoming;
WHEREAS, NRPPD is currently a member-owner of Tri-State and purchases wholesale electric power and energy from Tri-State under the terms and conditions of the Wholesale Electric Service Contract, by and between the Parties, dated July 1, 2007 (the “WESC”);
WHEREAS, on September 1, 2021, Tri-State filed Rate Schedule No. 281 (Contract Termination Payment Methodology and Procedures) with the Federal Energy Regulatory Commission (“FERC”) in Docket No. ER21-2818 to govern the rates, terms, and conditions under which a member-owner of Tri-State may withdraw from Tri-State pursuant to Article I, Section 4 of Tri-State’s Amended and Restated Bylaws (“Bylaws”) and terminate its wholesale electric service contract with Tri-State;
WHEREAS, in June 2024, Tri-State filed revised Rate Schedule No. 281 (Contract Termination Payment Methodology and Procedures) (“2024 Rate Schedule No. 281”), in connection with its third compliance filing, as directed by FERC, which FERC accepted on December 5, 2024 with a November 1, 2021 effective date;
WHEREAS, on December 30, 2024, pursuant to the terms of the 2024 Rate Schedule No. 281, NRPPD provided Tri-State a two-year non-conditional notice of its intent to withdraw (“Withdrawal Notice”) from membership in Tri-State and terminate its WESC, with an effective date of January 1, 2027;

WHEREAS, on September 3, 2025, Tri-State filed a revised Rate Schedule No. 281 (Contract Termination Payment Methodology and Procedures) (“Rate Schedule No. 281”), in connection with its seventh compliance filing, as directed by FERC’s August 4, 2025 Order in Docket No. ER21-2818 et al., which FERC accepted on November 25, 2025 with a November 1, 2021 effective date;
WHEREAS, NRPPD serves load only in the Eastern Interconnection and thus is an Eastern Interconnection Member (as the term is used in Rate Schedule No. 281); and

WHEREAS, as provided in Rate Schedule No. 281, the Parties are to enter into this Contract to address the issues identified in Rate Schedule No. 281 and to provide other items to effectuate the withdrawal.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the Parties agree to the following:
Section 1. PERFORMANCE OF RESPONSIBILITIES TO WITHDRAW AND POWER PURCHASE AGREEMENT
1.1Each Party shall perform its respective responsibilities as set forth in this Contract in good faith and shall use reasonable efforts to complete those responsibilities on a timely basis. With regard to all dates and time periods set forth in this Contract, time is of the essence.
1.2PPAs. Related to the power purchase agreement (i.e. the Basin All-Requirements PPA) serving Eastern Interconnection Member load as described in Rate Schedule No. 281, the Final Eastern Interconnection PPA Amount of the Basin All-Requirements PPA is set forth in Section 3.1.1 (as those terms are defined in Rate Schedule No. 281), subject to update and adjustment pursuant to Section 3.
Section 2. WITHDRAWAL
2.1Subject to satisfaction of the conditions precedent described in Section 4, or the waiver of such conditions precedent exercised by the applicable Party or Parties, effective at the beginning of the day, as of 12:00:00 a.m. Central Prevailing Time, on January 1, 2027 (the “Withdrawal Time”), the following will simultaneously occur unless otherwise agreed to by the Parties in writing:
2.1.1NRPPD’s withdrawal from its membership in Tri-State pursuant to Article I, Section 4 of the Bylaws will become effective, with NRPPD having satisfied its obligations to withdraw from Tri-State pursuant to Tri-State’s Bylaws and Rate Schedule No. 281, subject to any true-ups as provided in the FERC-accepted and effective version of Rate Schedule No. 281 or as described in Section 3;
2.1.2Except as otherwise provided herein, the contracts identified in Schedule 2.1.2 (including, for avoidance of doubt, the WESC) will terminate and be of no further force and effect; provided that each Party shall continue to indemnify and defend the other Party to the extent set forth in such contracts for claims that arose prior to the Withdrawal Time; provided further that any provisions in the contracts that survive termination pursuant to the terms of such contracts shall survive as well as any provisions concerning final billing/crediting and dispute resolution for invoices for obligations, expenses, or costs arising prior to the Withdrawal Time;
2.1.3As NRPPD has elected to take the discounted value of its patronage capital in a discounted lump sum credit as set out in Rate Schedule No. 281, Tri-State will retire, and NRPPD will relinquish its right to, any patronage capital retirement or allocation arising from NRPPD’s membership in Tri-State or Tri-State’s furnishing of wholesale electric service to NRPPD, including any patronage capital arising under Article VII, Section 3 of Tri-State’s Bylaws, and any property rights it may have in the event of dissolution arising under Article II, Section 1 of Tri-State’s Bylaws or otherwise. Except as provided in Section 3.1.4, no patronage capital will be allocated to NRPPD or retired to NRPPD or paid in cash to NRPPD at any time after the Withdrawal Time. Notwithstanding the foregoing, should Tri-State’s Board of Directors declare any patronage capital retirements prior to the Withdrawal Time, NRPPD shall receive its proportionate share of such payment(s), and Tri-State shall not modify the date or manner of such payment(s) so as to exclude NRPPD from such payment(s); and
2.1.4    Tri-State shall transfer, assign and convey to NRPPD in its then existing condition “AS IS,” “with all faults,” and without indemnity, and subject to all deficiencies, circumstances all of its rights, title, and interest in and to, and NRPPD shall assume ownership of and all obligations associated with the facilities and equipment described in Schedule 2.1.4 (collectively, the “Equipment Conveyed”). One-line schematic diagrams of certain Equipment Conveyed are attached to this Contract as part of Schedule 2.1.4.
Section 3. FINAL PAYMENT AMOUNT
3.1Final Payment Amount. No later than 2:00 p.m. Mountain Prevailing Time on November 10, 2026 (“Escrow Deposit Time”), the Payor shall pay into escrow the amount calculated pursuant to the FERC-accepted and effective version of Rate Schedule No. 281 as of November 4, 2026 (“Initial Final Payment Amount”). No later than 2:00 p.m. Mountain Prevailing Time on December 30, 2026, (i) the Payor shall pay into escrow the Adjusted Payment Amount, if a deficiency or (ii) the Payee shall execute written direction and provide such to Payor to release from escrow the Adjusted Payment Amount if a surplus. The Adjusted Payment Amount means the Initial Final Payment Amount minus the amounts calculated pursuant to the FERC-accepted and effective version of Rate Schedule No. 281 as of December 18, 2026. The Final Payment Amount is the Initial Final Payment Amount as adjusted by the Adjusted Payment Amount. The payment by Payor of the Initial Final Payment Amount and the Adjusted Payment Amount, if applicable, into escrow shall be made in immediately available funds to a nationally recognized escrow agent such as a state or federally chartered commercial bank, with assets of at least $30 billion, having an unsecured bond rating equivalent to A- or better as determined by at least two (2) rating agencies, one of which must be either S & P Global Ratings or Moody’s Investors Services, Inc., selected by NRPPD that is acceptable to Tri-State (the “Escrow Agent”), such acceptance not to be unreasonably withheld, pursuant to an escrow agreement to be entered into by the Parties in a form mutually acceptable to Tri-State, NRPPD, and the Escrow Agent (“Escrow Agreement”) by no later than October 16, 2026; provided, however, the Parties may mutually agree to waive the requirement for an escrow and Escrow Agreement, in which case the Payor shall pay such amount to the Payee via wire transfer in accordance with the wire instructions provided by Payee and timing set forth in Schedule 3.3 for the Escrow Agent to disburse the funds. NRPPD shall provide the name of a nationally recognized escrow agent to Tri-State for approval by August 14, 2026. Tri-State will either approve in writing the escrow agent selected by NRPPD or provide the name of another escrow agent that is acceptable to Tri-State within ten (10) days after NRPPD provides the name of the escrow agent to Tri-State. The Payor is the Party that is obligated to pay the Initial

Final Payment Amount or Final Payment Amount, as applicable. The Payee is the Party that is entitled to receive the Initial Final Payment Amount or Final Payment Amount, as applicable. If the Initial Final Payment Amount or Final Payment Amount is a negative amount, Tri-State will be the Payor and NRPPD the Payee. If the Initial Final Payment Amount or Final Payment Amount is a positive amount, Tri-State will be the Payee and NRPPD the Payor.
3.1.1Estimated Final Payment Amount. The estimated Final Payment Amount of $15,619,432.51, calculated in accordance with Rate Schedule No. 281, includes the following formula and inputs: estimated Final Eastern Interconnection PPA Amount ($20,015,005.00) + Radial Facilities Acquisition Payment ($164,497.00) – Estimated Patronage Capital Credit (based upon NRPPD’s patronage capital balance as of December 31, 2025) ($4,560,069.49). Tri-State will provide the finalized inputs and Final Payment Amount in accordance with Sections 3.1.2 and 3.1.3.
3.1.2Initial Final Payment Amount. At least thirty (30) days before the Escrow Deposit Time (“Initial Final Payment Amount Notice Date”), Tri-State shall calculate and provide to NRPPD the Initial Final Payment Amount, which shall use the formula set forth in the FERC-accepted and effective version of Rate Schedule No. 281, specify the Payor and Payee, and take into account any new or additional information provided in writing to Tri-State by Basin Electric Power Cooperative (“Basin”) regarding the Final Eastern Interconnection PPA Amount. For clarity, the Final Eastern Interconnection PPA Amount will be the amount Basin provides Tri-State prior to the Initial Final Payment Amount Notice Date and as such amount is stated in a signed written agreement or similar instrument in writing enforceable against Basin without any conditions, assumptions, or similar caveats that Tri-State owes Basin under the Basin All-Requirements PPA for the withdrawal of NRPPD from membership in Tri-State and termination of the WESC. As an example, and not as a limitation, if such signed written agreement or similar instrument in writing enforceable against Basin without any conditions, assumptions, or similar caveats under the Basin All-Requirements PPA states the amount Tri-State owes Basin is zero dollars, the Final Eastern Interconnection PPA Amount is zero dollars.
3.1.3Final Payment Amount. At least thirty (30) days before the Withdrawal Time (“Final Payment Amount Notice Date”), Tri-State shall calculate and provide to NRPPD the Final Payment Amount, which shall use the formula set forth in the FERC-accepted and effective version of Rate Schedule No. 281, and shall specify the Adjusted Payment Amount, if any, the Payor and Payee, if it is a deficiency or surplus and take into account any new or additional information provided in writing to Tri-State by Basin regarding the Final Eastern Interconnection PPA Amount. For clarity, the Final Eastern Interconnection PPA Amount will be the amount Basin provides Tri-State prior to the Final Payment Amount Notice Date and as such amount is stated in a signed written agreement or similar instrument in writing enforceable against Basin without any conditions, assumptions, or similar caveats that Tri-State owes Basin under the Basin All-Requirements PPA for the withdrawal of NRPPD from membership in Tri-State and termination of the WESC.
3.1.42026 Patronage Capital True-Up. As the Initial Final Payment Amount Notice Date and Final Payment Amount Notice Date are prior to Tri-State finalizing NRPPD’s patronage capital allocation for 2026, Tri-State will use an estimate of NRPPD’s final patronage capital balance for the finalized inputs and the Initial Final Payment Amount and Final Payment Amount. If there is a change in NRPPD’s final patronage capital balance for 2026, Tri-State will provide NRPPD the calculation, and within thirty (30) days of NRPPD’s receipt of the calculation, (a) NRPPD, as Payor, shall pay Tri-State any deficiency or (b) Tri-State, as Payor, or NRPPD, as Payee, shall refund the excess amount.
3.1.5Basin All-Requirements PPA True-Up. In accordance with the FERC-accepted and effective version of Rate Schedule No. 281, the Final Eastern Interconnection PPA Amount is subject to adjustment after Basin has agreed it has been fully paid as required for NRPPD’s withdrawal, which may be after December 18, 2026 or the Withdrawal Time. If there is a change in the Final Eastern Interconnection PPA Amount, Tri-State will provide NRPPD the calculation, and within thirty (30) days of NRPPD’s receipt of the calculation, (a) NRPPD, as Payor, shall pay Tri-State any deficiency or (b) Tri-State, as Payor, or NRPPD, as Payee, shall refund the excess amount.
3.1.6Radial Facilities Acquisition Payment – True Up. To the extent Tri-State performed any repair or replacement to the Equipment Conveyed pursuant to Section 5.2.1 and the costs and expenditures were not finalized prior to the Final Payment Amount Notice Date, Tri-State will use an estimate of such costs in calculating the Radial Facilities Acquisition Payment and the Final Payment Amount. After the costs are finalized, not to exceed six (6) months after the Withdrawal Time, Tri-State will re-determine the Radial Facilities Acquisition Payment. If there is a change to the Radial Facilities Acquisition Payment, Tri-State will provide NRPPD that information, and within thirty (30) days of NRPPD’s receipt of the calculation, (a) NRPPD, as Payor, shall pay Tri-State any deficiency or (b) Tri-State, as Payor, or NRPPD, as Payee, shall refund the excess amount.
3.2Final Payment Amount True-Up – FERC Order. If, after December 18, 2026, the Final Payment Amount (as trued-up under Sections 3.1.4, 3.1.5 and 3.1.6) is modified by FERC pursuant to a final and non-appealable FERC order, then within ninety (90) days after such order becomes final and non-appealable, (a) NRPPD shall pay Tri-State any deficiency (i.e., if the final Final Payment Amount is greater than the amount NRPPD, as Payor, paid at the Withdrawal Time, subject to true-up as provided above under Sections 3.1.4, 3.1.5 and 3.1.6) or (b) Tri-State, as Payor, or NRPPD, as Payee, as applicable, shall refund the excess amount of the final determined Final Payment Amount to NRPPD (i.e., if the final Final Payment Amount is less than the amount NRPPD, as Payor paid or NRPPD, as Payee, received at the Withdrawal Time, subject to true-up as provided above under Sections 3.1.4, 3.1.5 and 3.1.6). For clarity, the term “final and non-appealable FERC order” when used in this Section means a FERC order from which there are no (and cannot be, because of the expiration of deadlines) further requests for rehearing, appellate proceedings, required FERC orders, or required compliance filings.
3.3Escrow. The Escrow Agent, at the expense of NRPPD, shall hold the Final Payment Amount in escrow until the Withdrawal Time, at which time the Escrow Agent shall deliver the Final Payment Amount to Payee as set forth in the Escrow Agreement; provided, however, if this Contract is terminated pursuant to the provisions of this Contract prior to the Withdrawal Time, the Escrow Agent shall promptly return the payments made pursuant to this Section 3, together with any interest in the applicable escrow account, to the Payor pursuant to the Escrow Agreement. The escrow instructions that are consistent with Schedule 3.3 will be incorporated into the Escrow Agreement.

Any interest on the amounts held in escrow shall be taxable to, and accrue for the benefit of, Payor.
Section 4. CONDITIONS PRECEDENT TO WITHDRAWAL
4.1Tri-State Conditions. NRPPD’s withdrawal from membership in Tri-State and termination of its WESC are contingent upon satisfaction of the following conditions, or Tri-State’s waiver of such conditions, which is a material term of this Contract:
4.1.1Payment. NRPPD’s payment, if NRPPD is the Payor, of the Final Payment Amount into escrow in immediately available funds in accordance with Section 3.1 above and NRPPD’s execution and delivery to Tri-State, with authorization for Tri-State to provide to the Escrow Agent, of the written instructions no later than 2:00 p.m. Mountain Prevailing Time on December 30, 2026 to release the escrowed money to Payee as described in the Escrow Agreement; provided that if the Parties mutually agree to waive the requirement for an escrow and Escrow Agreement, this condition precedent shall not be applicable.
4.1.2Legal Compliance. No court or other adjudicative authority has issued an order enjoining Tri-State from allowing a member, such as NRPPD, to withdraw from membership in Tri-State or terminate its WESC or determining that doing so would breach the Basin All-Requirements PPA.
4.2NRPPD Conditions. Tri-State’s receipt of the Final Payment Amount, if Tri-State is the Payee, from escrow at Withdrawal Time is contingent upon the following conditions, or NRPPD’s waiver of such conditions, which is a material term of this Contract:
4.2.1Legal Compliance. No court or other adjudicative authority has issued an order enjoining Tri-State from allowing a member, such as NRPPD, to withdraw from membership in Tri-State or terminate its WESC or determining that doing so would breach the Basin All-Requirements PPA.
Section 5. COVENANTS
5.1WESC.
5.1.1Until the Withdrawal Time, NRPPD will continue to purchase from Tri-State, and pay Tri-State for, all electric service, including capacity and energy, which NRPPD shall require for the operation of its system at Tri-State’s Class A member rate, in accordance with and subject to the terms of the WESC (and other related agreements currently in effect).
5.1.2Notwithstanding any other provisions of this Contract, NRPPD shall continue to remain responsible for and shall pay Tri-State, in accordance with the payment provisions of the WESC, for any unpaid bills related to electric service, including, but not limited to, the bill for electric service for the last month of service, and for any other unpaid bills or work whether arising under the WESC or other applicable contracts (including the contracts identified in Schedule 2.1.2) incurred prior to the Withdrawal Time. After the Withdrawal Time, NRPPD shall promptly return to Tri-State any Tri-State membership certificate(s) in NRPPD’s possession.

5.1.3After December 31, 2026, NRPPD shall not be entitled to and Tri-State will have no obligation to pay NRPPD for any energy efficiency rebates, credits, or services pursuant to Tri-State’s energy efficiency program (electrify and save program). After December 31, 2026, NRPPD shall not be entitled to, and Tri-State will have no obligation to provide, any benefits or financial support associated with any beneficial electrification programs, including, but not limited to, electric vehicle charging stations and on-bill repayment programs, that are or will be provided to Tri-State’s other members.
5.2Equipment Conveyed.
5.2.1As of the Agreement Date, the price for the Equipment Conveyed is $164,497.00 (the Radial Facilities Acquisition Payment) and is part of the Final Payment Amount. The Radial Facilities Acquisition Payment will increase by the amount of any documented capital costs and expenditures for repairs or replacements to any particular item of Equipment Conveyed by Tri-State after the Agreement Date and prior to the Withdrawal Time as are reasonably necessary for Tri-State to continue to provide electric service to NRPPD in accordance with and subject to the terms of the WESC until the Withdrawal Time (each, an “Interim Capital Expenditure”). Within a reasonable time after completion of repair or replacement to the Equipment Conveyed pursuant to this Section, Tri-State will provide NRPPD written documentation detailing its costs and expenditures for completing the same, together with the updated Radial Facilities Acquisition Payment affected by such repairs or replacements. Tri-State will coordinate with NRPPD before undertaking any Interim Capital Expenditure, and will not undertake or otherwise incur any such Interim Capital Expenditure without NRPPD’s written consent unless Tri-State reasonably determines that such Interim Capital Expenditure is required by one or more applicable laws, regulatory requirements or binding contractual obligations.
5.2.2The Equipment Conveyed shall be conveyed at the Withdrawal Time free and clear of all liens, mortgages, security interests, and encumbrances created by Tri-State, including without limitation free and clear of the lien of Tri-State’s Master First Mortgage Indenture, Deed of Trust and Security Agreement dated December 15, 1999 between Tri-State and U.S. Bank Trust Company, National Association, as it may be amended or supplemented from time to time.
5.2.3Upon reasonable advance notice from NRPPD to Tri-State, Tri-State will give NRPPD and its representatives reasonable access during normal business hours to review, copy and inspect the books, records, drawings, documents, and instruments relating to the Equipment Conveyed. NRPPD, at its own cost and expense, shall have the right to inspect and test the Equipment Conveyed for condition and for conformance with applicable legal requirements and Tri-State, at Tri-State’s cost and expense, shall cooperate in facilitating access in this regard. NRPPD will comply with all conditions and requirements communicated by Tri-State, as well as with all Federal, state and local laws, in connection with such access and inspections. NRPPD will promptly reimburse Tri-State for the actual costs associated with Tri-State repairing any damage or disturbance NRPPD causes to the Equipment Conveyed, or to land upon which the Equipment Conveyed is situated, and will otherwise restore such Equipment Conveyed and land after each such inspection, examination, evaluation, or other access.

5.2.4Tri-State shall pay all fees, costs, and taxes attributable to the Equipment Conveyed arising, accrued, or incurred prior to the Withdrawal Time; provided, however, that such fees, costs, and taxes may be prorated to the date of Withdrawal Time for each particular item of Equipment Conveyed, and such obligation shall survive. Further, state or local sales, use, transfer, or fees or any other charge imposed by any governmental authority (other than any of Tri-State’s income or payroll tax) arising from or payable by reason of the transfer of the Equipment Conveyed contemplated by this Contract will be borne by NRPPD. Tax returns required to be filed in respect of such transfer taxes (“Transfer Tax Returns”) will be prepared and filed by the Party that has the primary responsibility under applicable law for filing such Transfer Tax Returns. If neither Party has primary responsibility for filing a Transfer Tax Return, then NRPPD will be responsible for preparing and filing any such Transfer Tax Return. The Parties will cooperate, including during times of audit by taxing governmental authorities, to avoid payment of duplicate or inappropriate taxes which relate to the Equipment Conveyed, and each Party will furnish, at the request of the other, proof of payment of any such taxes to avoid payment of a duplicate or inappropriate tax.
5.2.5At or prior to the Withdrawal Time and subject to satisfaction of the conditions set forth in Section 4.1, Tri-State shall deliver to NRPPD a Bill of Sale substantially in the form of Exhibit B for transferring the Equipment Conveyed.
5.2.6NRPPD will not permit claims or liens of any kind against the Equipment Conveyed or land upon which the Equipment Conveyed is situated in connection with any activities performed on its behalf or at its direction with respect to the Equipment Conveyed. NRPPD will indemnify, defend and hold Tri-State harmless from and against any liability, damage, cost or expense arising out of any of the activities of NRPPD or third parties acting on NRPPD’s behalf or at NRPPD’s direction, in connection with any inspection, examination, test, evaluation or similar activity undertaken in accordance with this Section 5.2.
5.2.7    Tri-State will, at its expense, after the Withdrawal Time, remove Tri-State’s assets described in Schedule 2.1.4 from NRPPD owned or controlled sites (“NRPPD Facilities”), unless otherwise agreed upon by the Parties as described in the Bill of Sale. NRPPD hereby grants Tri-State a thirty (30) day license after the Withdrawal Time for Tri-State to remove such equipment at the NRPPD Facilities. NRPPD shall, at its expense, coordinate with Tri-State on the removal of Tri-State’s equipment and such coordination may involve NRPPD installing, at its expense, its own replacement equipment. As appropriate, after the Withdrawal Time, Tri-State may reset passwords/permissions to factory defaults on the Equipment Conveyed.
5.3Transmission Service. NRPPD shall have the sole obligation to apply for and obtain transmission service commencing on the Withdrawal Time and Tri-State shall have no liability to NRPPD for its failure to apply for or obtain such transmission service.
5.4Metering Coordination. After the Withdrawal Time, each Party shall reasonably cooperate with the other Party and provide such other Party timely metering information and related data in formats agreed upon by the Parties from any distributed generation metering points on NRPPD system, including, but not limited to, any qualifying facilities, in order for Tri-State to perform final billing for electric service pursuant to the WESC (and other related agreements).
5.5FERC Acceptance. The Parties acknowledge that Tri-State will, at its expense, seek FERC acceptance of the termination of the WESC and other jurisdictional agreements identified in Schedule 2.1.2 after the closing on NRPPD’s withdrawal from membership occurs. However, if FERC does not accept any such filing related to any agreements identified in Schedule 2.1.2, to the extent they are required to be filed, without condition or modification (unless such condition or modification is mutually agreeable to the Parties as evidenced by their written agreement), the Parties agree to work together in good faith to agree upon terms and conditions that are acceptable to them and to FERC and Tri-State agrees to promptly file such new terms and conditions with FERC for approval, acceptance or termination, as appropriate.
5.6Class A True Up. As Tri-State’s Class A member rate (A-41 rate schedule) has a true-up that covers the period prior to the Withdrawal Time, for any energy, power, transmission or services provided by Tri-State to NRPPD during the refund period (but not later than the Withdrawal Time), (a) NRPPD shall pay Tri-State, or Tri-State shall pay NRPPD, such true-up amount, subject to the terms of the effective rate on file with FERC; provided however, that in lieu of such true-up being added to a line item on the bill for the wholesale electric services contract, NRPPD shall pay such amount directly to Tri-State within thirty (30) days of receipt of a bill from Tri-State or, as applicable, (b) Tri-State will pay any true-up amount owed to NRPPD consistent with the timing it pays such true-up to its remaining members; provided however, that, if applicable, in lieu of such true-up being reflected on the bill for the wholesale electric services contract, Tri-State shall pay such amount directly to NRPPD when such true-up is reflected on the remaining members’ bills.
5.7    Membership Termination Certificate. NRPPD shall execute and deliver to Tri-State a Membership Termination Certificate in the form of Exhibit A to this Contract (the “Termination Certificate”) concurrently with delivery of the written escrow instructions specified in Section 4.1.1 provided that if the Parties mutually agree to waive the requirement for an escrow and Escrow Agreement, NRPPD shall deliver such to Tri-State no later than 2:00 p.m. Mountain Prevailing Time on December 30, 2026. Upon receipt of such Termination Certificate, Tri-State shall execute and deliver to NRPPD the Termination Certificate.
Section 6. REPRESENTATIONS AND WARRANTIES
6.1NRPPD Representations and Warranties. NRPPD represents and warrants to Tri-State, as of the Agreement Date, as follows:
6.1.1Existence; Organization and Power. NRPPD is (a) a public power district, a body politic (political subdivision) and public corporation duly organized, validly existing, and in good standing under the laws of the State of Nebraska and (b) has all requisite power and authority to (i) conduct its business as it is now being conducted and (ii) execute, deliver, and perform this Contract.
6.1.2Authorization. The execution, delivery and performance by NRPPD of this Contract has been duly authorized by all necessary corporate or other organizational action.

6.1.3Binding Effect. This Contract has been duly executed and delivered by NRPPD. This Contract constitutes a legal, valid and binding obligation of NRPPD, enforceable against NRPPD in accordance with its terms except as enforcement may be limited by applicable laws such as bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
6.1.4    Financial Capability. NRPPD has, or prior to the Withdrawal Time will have, sufficient cash, available lines of credit, project financing or other sources of immediately available funds to enable it to pay the Final Payment Amount and to consummate the transactions contemplated hereunder.
6.2Tri-State Representations and Warranties.    Tri-State represents and warrants to NRPPD, as of the Agreement Date, as follows:
6.2.1Existence; Organization and Power. Tri-State is (a) duly organized, validly existing, and in good standing under the laws of the State of Colorado and (b) has all requisite power and authority to (i) conduct its business as it is now being conducted and (ii) execute, deliver, and perform this Contract.
6.2.2Authorization. The execution, delivery and performance by Tri-State of this Contract has been duly authorized by all necessary corporate or other organizational action.
6.2.3Binding Effect. This Contract has been duly executed and delivered by Tri-State. This Contract constitutes a legal, valid and binding obligation of Tri-State, enforceable against Tri-State in accordance with its terms, except as enforcement may be limited by applicable laws such as bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
Section 7. TERMINATION; REMEDIES
7.1Events of Termination. This Contract may be terminated as follows:
7.1.1For Cause.
(a)By Tri-State, upon written notice to NRPPD, and any ability or right for NRPPD to cure is not applicable, if (i) NRPPD, as Payor, fails to pay the Initial Final Payment Amount or the Adjusted Payment Amount, if applicable, to the Escrow Agent by the time(s) and date(s) specified in Section 3.1 (so long as such failure is not as a result of Tri-State’s breach or default of this Contract) or (ii) NRPPD fails to execute and deliver the written instructions to release the escrowed money to Payee by the time and date described in Section 4.1.1 (so long as such failure is not as a result of Tri-State’s breach or default of this Contract); or
(b)By a Party, upon written notice to the other Party, due to a breach or default by the other Party of this Contract (other than a breach or default as provided above) and failure to cure such breach or default within 10 days (or such other reasonable period of time as mutually agreed between the Parties, or as otherwise ordered by FERC) after receipt of notice of such breach or default from the non-defaulting Party;
7.1.2Termination after Withdrawal Time. By either Party, upon written notice to the other Party, after January 1, 2027, in the event the closing on NRPPD’s withdrawal from membership in Tri-State did not occur on January 1, 2027, and so long as such failure to occur is not as a result of the terminating Party’s breach or default of this Contract; or
7.1.3Mutual Consent. By the mutual written consent of the Parties.
Notwithstanding any other provisions of this Contract to the contrary, any injunction granted in a judicial proceeding that prevents NRPPD from withdrawing from Tri-State or terminating the WESC, is not considered a breach or default of this Contract or any breach of warranty or representation.
If Tri-State terminates this Contract pursuant to Section 7.1, NRPPD’s Withdrawal Notice is automatically deemed to be rescinded by mutual agreement of the Parties and deemed null and void.
7.2Remedies.
7.2.1If a Party terminates the Contract pursuant to Section 7.1.1 due to the breach or default of the other Party, the non-defaulting Party may pursue any and all remedies it may have at law, in equity and under this Contract, except to the extent otherwise limited or restricted, as set forth in this Contract.
Section 8.TERM OF CONTRACT; SURVIVAL
8.1This Contract is effective upon the date specified by FERC (the “Effective Date”). This Contract shall, unless terminated earlier pursuant to Section 7.1, remain in effect through the Withdrawal Time. After the Withdrawal Time and if the closing on NRPPD’s withdrawal from membership occurs pursuant to the terms of this Contract, Sections 3.1.4, 3.1.5, 3.1.6, 3.2, 5.1.2, 5.1.3, 5.2, 5.3, 5.4, 5.5, 5.6 and 8 through 19, along with any other provision that by its nature would reasonably be intended to survive, shall survive the Withdrawal Time. If the closing on NRPPD’s withdrawal from membership does not occur pursuant to the terms of this Contract or if this Contract is terminated pursuant to Section 7.1, all obligations of the Parties under this Contract will cease; provided that Sections 7 through 19, along with any other provision that by its nature would reasonably be intended to survive, shall survive the termination of this Contract.
Section 9. LIMITATION OF LIABILITY
9.1Neither Party shall be liable to the other Party for any indirect, incidental, special, punitive, exemplary, or consequential damages, including, but not limited to, loss of use, loss of revenue, loss of profit, cost of replacement power and energy, interest charges, or cost of capital; provided that the foregoing shall not prevent or restrict either Party from seeking recovery of costs (including the types of costs listed in this Section) in a filing with FERC that seeks cost recovery due to acts or omission by the other Party that impose or cause costs to be incurred by such Party that may be recovered in accordance with FERC’s cost causation principles, including for acts or omissions related in any way to the terms and conditions of this Contract related to withdrawal and termination of the WESC.
Section 10. ENTIRE AGREEMENT
10.1     This Contract, including its schedules and exhibits (which are incorporated by reference), together with FERC-accepted and effective version of Rate Schedule No. 281, constitutes the entire agreement between the Parties and supersedes all previous communications, representations, or agreements, either oral or written, with respect to the subject matter of this Contract.
Section 11. AMENDMENT
11.1    This Contract may only be amended in a writing, signed by both Parties, with the effectiveness of such amendment, subject to acceptance or approval by FERC (if applicable).
Section 12. COUNTERPARTS
12.1    This Contract and any of its certificates may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Contract and any of its certificates may be electronically signed and electronic signatures appearing on such are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Delivery may be effected by actual delivery or by electronic transmission of an executed counterpart copy to the other Party.
Section 13. ASSIGNMENT
13.1     Except as provided herein, neither Party shall assign any of its rights, title, or interests or delegate any performance under this Contract without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Each Party shall have the right at any time and from time to time to mortgage, create, or provide for a security interest in or convey in trust its rights, titles, and interests in this Contract to a lender, mortgagee, or trustee under deeds of trust, mortgages, or indentures, or to secured parties under security agreements, as security for its present or future bonds or other obligations or securities, and to any successors or assigns thereof without need for the prior consent of the other Party, and without the lender, mortgagee, trustee, or secured party assuming or becoming in any respect obligated to perform any of the obligations of such Party. Any lender, mortgagee, trustee, or secured party under a present or future deed of trust, mortgage, indenture, or security agreement of a Party and any successor thereof by action of law or otherwise, and any purchaser, transferee, or assignee of any thereof may, without need for the prior consent of the other Party, succeed to and acquire all the rights, titles, and interests of the borrowing Party in this Contract, and may foreclose upon said rights, titles, and interests of the borrowing Party. Any purported assignment in violation of this Section is voidable.

Section 14. NO THIRD-PARTY BENEFICIARIES
14.1    This Contract does not and is not intended to confer any rights or remedies upon any third party.
Section 15. NOTICES
15.1Any notice, consent or other communication required to be made in writing under this Contract shall be delivered (a) in person; (b) by nationally recognized overnight courier (charges prepaid); or (c) by email transmission, in each case properly addressed to the persons specified below. Either Party may from time to time change its contact information for the purposes of notices, consents, or other communications by a similar notice to the other Party specifying new contact information, but no such change shall become effective until it is actually received by the other Party. All notices, consents, or other communications required or permitted under this Contract that are addressed as provided in this Section shall be deemed to have been given (i) upon delivery if delivered in person or by overnight courier, or (ii) upon the notice sender’s receipt of written confirmation of delivery from the notice recipient, if delivered by email. Notices shall be addressed as follows:
If to NRPPD:
Northwest Rural Public Power District
Attn: Nathan Zimmerman
5613 State Highway 87
        Hay Springs, NE 69347
Email: nzimmerman@nrppd.com

If to Tri-State:
Tri-State Generation and Transmission Association, Inc.
Attn: Senior Vice President, General Counsel
1100 W. 116th Avenue
Westminster, CO 80234
Email: jay.sturhahn@tristategt.org
Section 16. WAIVER
16.1The failure or delay of any Party to enforce any right arising under this Contract on one or more occasions, or a Party’s particular course of conduct, will not operate as a waiver of that or any other right on that or any other occasion. A waiver at any time by a Party to this Contract of its rights with respect to any matter arising under or in connection with this Contract shall not be deemed to be a waiver with respect to any subsequent matter. A waiver must be in writing and signed by the Party against whom enforcement is sought in order to be effective.
Section 17. HEADINGS
17.1Headings and captions are for reference only and shall not be construed as interpretations of the text of this Contract.

Section 18. CHOICE OF LAW
18.1To the extent not governed and construed pursuant to federal law, this Contract shall be governed by and construed in accordance with internal laws of the State of Colorado, without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Colorado and applicable federal law. Any judicial proceeding arising out of or relating to this Contract shall be brought and determined exclusively in the District Court in and for the County of Adams and State of Colorado; however, if subject matter jurisdiction exists with respect to such action, it shall be brought and determined exclusively in the United States District Court for the District of Colorado. Each of the Parties irrevocably submits to the jurisdiction of the aforesaid courts with respect to any such action or proceeding arising out of or relating to this Contract.
Section 19. SEVERABILITY
19.1The invalidity or unenforceability of any provision of this Contract shall not affect or impair any other provision, and the invalid or unenforceable provision shall be modified to the extent necessary to make it valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Membership Withdrawal Agreement to be duly executed by and through their authorized representatives as of the Agreement Date.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By (signature):

Name: Duane Highley
Title: Chief Executive Officer

NORTHWEST RURAL PUBLIC POWER DISTRICT

By (signature):

Name:
Title:

SCHEDULE 2.1.2

LIST OF CONTRACTS THAT TERMINATE AT
THE WITHDRAWAL TIME

Tri-State Contract No.	Date of Contract	Title

WESC
N/A	7/1/2007	Wholesale Electric Service Contract*
Transmission and Telecommunication Agreements
TS-78-0004	8/21/1978	Agreement for Purchase of Power
TS-81-0019	10/1/1981	Agreement of Ownership, Operation and Maintenance of Communication Facilities at Hay Springs, Nebraska
TS-82-0021	2/17/1982	License Agreement for the Installation and Maintenance of Facilities for Energy Management System (SCADA)
TS-11-0234	4/23/2014	Facilities Management Agreement*
TS-12-0169	3/1/2013	Letter Agreement for the Rush Creek 34.5-24.9 kV Point of Delivery*
Other
TS-18-0138	10/15/2018	Contract for Tri-State Participation in Basin’s Non-Controlled Electric/Dual Space Heat Rate
*Filed with FERC
Schedule 2.1.2

SCHEDULE 2.1.4
EQUIPMENT CONVEYED

Chadron Substation - Facility Description	Notes
Three (3) 12.47 kV metering CTs, associated structures, foundations, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors	Tri-State to remove: Satellite terminal network modem, router, dish antenna, all satellite terminal associated power supplies, cables and connectors.
Three (3) 12.47 kV metering VTs, associated structures, foundations, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors
Metering panel and associated revenue metering equipment, all equipment therein
RTU rack and associated RTU equipment

Crow Butte Substation - Facility Description	Notes
Three (3) 12.47 kV metering CTs, associated structures, foundations, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors	Tri-State to remove: Satellite terminal network modem, router, dish antenna, all satellite terminal associated power supplies, cables and connectors.
Three (3) 12.47 kV metering VTs, associated structures, foundations, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors
Metering panel and associated revenue metering and RTU equipment

Schedule 2.1.4

Dunlap Substation - Facility Description	Notes
One (1) 115-69-12.47 kV 16/21.3/26.7 MVA transformer T1 (KY1A), associated structures, foundations, oil containment, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors

One (1) 115 kV circuit switcher no. 164 with integrated bypass switch no. 169, associated structures, foundations, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors

Gordon Substation - Facility Description	Notes
Three (3) 34.5 kV metering CTs, associated structures, foundations, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors
Three (3) 34.5 kV metering VTs, associated structures, foundations, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors
Metering panel and associated revenue metering equipment
RTU cabinet and associated RTU equipment. Telecommunications equipment including 900MHz MAS radio, associated power supply, cables, connectors, fittings, and antenna.

Schedule 2.1.4

Rush Creek Substation - Facility Description	Notes
Three (3) 34.5 kV metering CTs, associated structures, foundations, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors	Tri-State to remove: Cellular router/modem (metering)
Three (3) 34.5 kV metering VTs, associated structures, foundations, jumpers, hardware, grounding, wiring, cable, junction boxes, fuses, conduit, and connectors
Metering panel and associated revenue metering and RTU equipment. Telecommunications equipment including 900MHz MAS radio, associated power supply, cables, connectors, fittings, and antenna.

Hay Springs Communication Site - Facility Description	Notes
All Tri-State equipment and facilities at telecommunication site, including 295-foot guyed tower with obstruction lighting system, 12-foot x 18-foot two room equipment shelter with generator and communications equipment rooms, HVAC, DC Power System with battery backup, propane engine generator, automatic transfer switch associate foundations, guy anchors and grounding system. Microwave radio to Box Butte Comm site with diversity antenna system.

Schedule 2.1.4

Ownership Legend
TSGT
NPPD
NRPPD
34.5kV
TO
CHADRON
SUBSTATION
(NPPD/WAPA)
301
303
TWACS
D2
302
D1
CHADRON
385
307
305
D2
308
D1
D1
306
D2
HEMMINGFORD
CHADRON
10TH ST
5654
T1
34.5-12.47kV
RM
12.47kV
(NRPPD)
12.47kV
(NPPD)
CHADRON SUBSTATION
WITHDRAWL EXHIBIT
(PRE WITHDRAWL)
TRI-STATE GENERATION & TRANSMISSION
ASSOCIATION, INCORPORATED
TRI-STATE
1100 W. 116th Ave.
P.O. Box 33695
Denver, Colorado 80233
303-452-6111
RBT
01/25/24
S9015-B-16-001

Schedule 2.1.4

Ownership Legend

- TSGT
- NRPPD

T1
34.5-12.47kV
7/10MVA
342
12.47kV
(NRPPD)
RM
34.5kV LINE TO
CRAWFORD

CROW BUTTE SUBSTATION

WITHDRAWL EXHIBIT
(PRE WITHDRAWL)

TRI-STATE GENERATION & TRANSMISSION ASSOCIATION, INCORPORATED

TRI-STATE
Generation and Transmission Association, Inc.
A Touchstone Energy® Cooperative
1100 W. 116th Ave.
P.O. Box 33695
Denver, Colorado 80233
303-452-6111

Dwn: RBT
Date: 01/29/24

S9215-B-16-001

Schedule 2.1.4

Ownership Legend
TSGT
WAPA
NRPPD
115kV TO CHADRON SUBSTATION
7470
7465
163
7461
7460
169
164
159
150
155
154
153
FZ1A
SS
RM
T1 (KY1A)
115-69-12.47kV
16/21.3/26.7MVA
69kV LINE TO HAY SPRINGS
115kV TO BOX BUTTE SUBSTATION

DUNLAP SUBSTATION

WITHDRAWL EXHIBIT (PRE WITHDRAWL)

TRI-STATE GENERATION & TRANSMISSION ASSOCIATION, INCORPORATED

TRI-STATE

1100 W. 116th Ave.
P.O. Box 33695
Denver, Colorado 80233
303-452-6111

Dwn: RBT
Date: 01/29/24

S9075-B-16-001

Schedule 2.1.4

Ownership Legend
TSGT
NPPD
NRPPD
34.5kV
TO
GORDON
TOWN
SUBSTATION
99-0102
99-0101
1-342
RM
T1
34.5-24.9kV
10/12.5MVA
24.9kV
(NRPPD)
34.5kV
TO
RUSSEL
TOWN
SUBSTATION
GORDON SUBSTATION
WITHDRAWL EXHIBIT
(PRE WITHDRAWL)
TRI-STATE GENERATION & TRANSMISSION
ASSOCIATION, INCORPORATED
TRI-STATE
1100 W. 116th Ave.
P.O. Box 33695
Denver, Colorado 80233
303-452-6111
RBT
01/29/24
S9171-B-16-001

Schedule 2.1.4

Ownership Legend
TSGT
NRPPD
34.5kV TO RUSH CREEK TAP
8-342
RM
8-304
T1
34.5-24.9kV
10/14MVA
24.9kV (NRPPD)
RUSH CREEK SUBSTATION
WITHDRAWL EXHIBIT (PRE WITHDRAWL)
TRI-STATE GENERATION & TRANSMISSION ASSOCIATION, INCORPORATED
TRI-STATE
1100 W. 116th Ave.
P.O. Box 33695
Denver, Colorado 80233
303-452-6111
Dwn: RBT
Date: 01/29/24
S1093-B-16-001

Schedule 2.1.4

SCHEDULE 3.3
ESCROW INSTRUCTIONS
1.    Withdrawing Member Escrow Funds. No later than the time and date required by the Membership Withdrawal Agreement, dated as of _______ (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Withdrawal Agreement”), the Payor will transfer funds in the amount of the Initial Final Payment Amount $_______ (the “Withdrawing Member Escrow Funds”), by wire transfer of immediately available funds, to an [interest bearing] escrow account designated by Escrow Agent (the “Escrow Account”). No later than the time and date required by the Withdrawal Agreement, Payor will transfer funds in the amount of the Adjusted Payment Amount if a deficiency to the Escrow Account and it will be part of the Withdrawing Member Escrow Funds. It is hereby expressly stipulated and agreed that all interest and other earnings on the Withdrawing Member Escrow Funds shall be taxable to, and accrue for the benefit of, Payor.
2.    Disbursement of Withdrawing Member Escrowed Funds.
a.    Upon satisfaction (or waiver in accordance with the Withdrawal Agreement) of the condition precedent set forth in Section 4 of the Withdrawal Agreement (other than the delivery of the written instructions), and on or prior to 3:00 p.m. Mountain Prevailing Time December 30, 2026, NRPPD and Tri-State shall jointly direct in writing (“Written Instructions”) the Escrow Agent to disburse the Withdrawing Member Escrow Funds to Payee by wire transfer to Payee’s account to be set forth in such Written Instructions by (i) 10:00 a.m. Mountain Prevailing Time on the day of the Withdrawal Time if the day of the Withdrawal Time is a day other than a Saturday, Sunday or federal holiday (“Business Day”) or (ii) 10:00 a.m. Mountain Prevailing Time on the first Business Day after the day of the Withdrawal Time if the Withdrawal Time is not a Business Day.
b.    Unless otherwise specified in the Escrow Agreement or Section 2 hereof, Escrow Agent shall disburse the Withdrawing Member Escrow Funds at any time and from time to time, upon receipt of, and in accordance with written instructions signed by both NRPPD and Tri-State. Except as set forth in Section 2 hereof, neither Tri-State nor the NRPPD shall receive any Withdrawing Member Escrow Funds under this Escrow Agreement except to the extent NRPPD and Tri-State deliver to Escrow Agent written instructions to disburse to Tri-State or NRPPD, as applicable, some or all of the applicable Withdrawing Member Escrow Funds.
Schedule 3.3

Exhibit A – Membership Termination Certificate
Certificate of Withdrawal of Membership
THIS CERTIFICATE OF WITHDRAWAL OF MEMBERSHIP (“Certificate”) is made and effective on January 1, 2027, by and between TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a Colorado cooperative corporation (“Tri-State”) and NORTHWEST RURAL PUBLIC POWER DISTRICT, a Nebraska public power district (“NRPPD”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Contract (defined below).
WHEREAS, Tri-State and NRPPD have entered into that certain Membership Withdrawal Agreement dated ______, 2026 (the “Contract”), wherein NRPPD will withdraw from membership in Tri-State and terminate the WESC.
NOW, THEREFORE, in consideration of NRPPD’s payment of the Final Payment Amount calculated pursuant to the FERC accepted and effective version of Rate Schedule No. 281 and Section 3.1 of the Contract, Tri-State and NRPPD hereby acknowledge and agree as follows:
1)With the execution and delivery of this Certificate, all conditions set forth in Section 4 of the Contract have been satisfied or waived by the applicable Party.
2)Effective as of 12:00:00 a.m. Central Prevailing Time on January 1, 2027:
a.NRPPD has withdrawn from its membership in Tri-State pursuant to Article I, Section 4 of the Bylaws and is not entitled to any of the rights or bound by any obligations of a member of Tri-State; and
b.the contracts identified in Schedule 2.1.2 to the Contract, including the WESC, are terminated and of no further force and effect, except to the extent set forth in the Contract.
c.[Signature Page Follows]
Exhibit A

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the date first written above.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By (signature):

Name:
Title:

NORTHWEST RURAL PUBLIC POWER DISTRICT

By (signature):

Name:
Title:
Exhibit A

Exhibit B

BILL OF SALE

THIS BILL OF SALE is made this 1st day of January, 2027 by TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC. (“Tri-State”), a Colorado cooperative corporation, whose address is __________, CO _____, for the benefit of NORTHWEST RURAL PUBLIC POWER DISTRICT (“NRPPD”), a Nebraska public power district, whose address is ____________________, NE ______. Capitalized terms used but not defined shall have the meanings ascribed to them in the Contract (defined below).

WHEREAS, Tri-State and NRPPD have entered into that certain Membership Withdrawal Agreement, 26-TSGT-0024, dated ______, 2026 (the “Contract”), wherein Tri-State has agreed to transfer, convey, and assign and NRPPD has agreed to acquire, the certain facilities and equipment pursuant to the Contract.

NOW, THEREFORE, for the mutual promises and covenants contained in the Contract by NRPPD, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, consistent with the Contract, Tri-State hereby transfers, assigns and conveys to NRPPD, and sets over unto NRPPD and its successors and assigns forever, and NRPPD does hereby accept and assume, all of Tri-State’s right, title, obligations and interest in and to the facilities and equipment described on the attached Schedule 2.1.4 (collectively, the “Equipment Conveyed”).

The Equipment Conveyed is hereby transferred, conveyed, and assigned to NRPPD “AS IS” and “with all faults,” and without any indemnity, representation or warranty whatsoever, except that the Equipment Conveyed is transferred, conveyed, and assigned to NRPPD free and clear of all liens and encumbrances created by Tri-State.

This Bill of Sale shall be governed by, interpreted and construed under, and is enforceable in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, Tri-State has executed this Bill of Sale as of the day and year first written above.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By (signature):

Name (print):

Title:
Exhibit B

ACCEPTED AND ASSUMED:

NORTHWEST RURAL PUBLIC POWER DISTRICT

By (signature):

Name (print):

Title:

Exhibit B